UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip Code)

(605) 978-2908
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On July 8, 2004, NorthWestern Corporation (the “Company”) announced that it had reached a Stipulation and Settlement Agreement with the Montana Public Service Commission (“MPSC”) and the Montana Consumer Counsel (“MCC”) resolving outstanding issues involving the Company’s Plan of Reorganization which is currently before the U.S. Bankruptcy Court for the District of Delaware.  As part of the agreement, the MPSC and MCC will not object to confirmation of the Company’s Plan of Reorganization scheduled for August 25, 2004.  In addition, the Company and the MCC agreed to the entry of a Consent Order by the MPSC to resolve its pending financial investigation.

The agreement was unanimously approved by the MPSC on July 8, 2004 and will be submitted for approval by the Bankruptcy Court at a hearing scheduled for July 15, 2004.

The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Stipulation and Settlement Agreement.

Item 7.    Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated July 8, 2004 regarding Stipulation and Settlement Agreement with the Montana Public Service Commission and the Montana Consumer Counsel

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Roger Schrum
Roger Schrum
Vice President – Human Resources and Communications

Date:  July 9, 2004

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated July 8, 2004 regarding Stipulation and Settlement Agreement with the Montana Public Service Commission and the Montana Consumer Counsel

* filed herewith